UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
December 1, 2015
Kronos Worldwide, Inc.
(Exact name of registrant as specified in its charter)
Delaware	1-31763	76-0294959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code
(972) 233-1700

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)            Effective December 1, 2015, the registrant's board of directors promoted James Buch to be its chief operating officer. Previously, Mr. Buch served as the registrant's chief operating officer – global commercial since April 2014.

As already disclosed in the registrant's filings with the U.S. Securities and Exchange Commission, Mr. Buch is an employee of Contran Corporation, a privately held parent of the registrant, and provides his services to the registrant under an intercorporate services agreement with the registrant.  For a description of the intercorporate services agreement, see "Certain Relationships and Transactions" in the registrant's 2015 proxy statement filed as a Definitive Schedule 14A with the U.S. Securities and Exchange Commission on March 31, 2015, which description is incorporated herein by reference.

Mr. Buch, age 54, also served as executive vice president business development of Contran from 2013 to November 2015.  He previously served as vice president (2006 to 2011) and executive vice president, commercial (2011 to 2013) of Titanium Metals Corporation, a former affiliate of the registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRONOS WORLDWIDE, INC.
(Registrant)

By: /s/ A. Andrew R. Louis
Date: December 7, 2015	A. Andrew R. Louis Vice President and Secretary